UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2003

CORN PRODUCTS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
News Release

Item 7.	Exhibits.

99	Earnings Press Release dated April 22, 2003 disclosing information regarding the Registrant’s results of operations and financial condition for the completed quarterly fiscal period ended March 31, 2003

Item 9.	Regulation FD Disclosure.

In accordance with the interim guidance regarding the filing requirement for Item 12 of Form 8-K as contained within SEC Release 33-8216 dated March 27, 2003, this Report is made to file the earnings press release that was issued by the Registrant on April 22, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORN PRODUCTS INTERNATIONAL, INC.

Date: April 22, 2003	By:	/s/ James W. Ripley
James W. Ripley
Vice President and Chief Financial Officer